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                                                                     EXHIBIT 2.2










                        JOINT VENTURE PURCHASE AGREEMENT

                                   DATED AS OF

                                NOVEMBER 9, 2005

                                  BY AND AMONG

                     ARLINGTON HOSPITALITY DEVELOPMENT, INC.
                        ARLINGTON INNS OF AMERICA, INC.,
                               SJB EQUITIES, INC.,
                             SJB DEVELOPMENT, INC.,

                                       AND

                              SJB PROPERTIES, INC.



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                                TABLE OF CONTENTS


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DESCRIPTION                                                                                                     PAGE
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
Article I DEFINITIONS.............................................................................................1
      Section 1.1        Definitions..............................................................................1
      Section 1.2        Construction.............................................................................4

Article II PURCHASE OF JOINT VENTURES AND CONSTRUCTION CONTRACTS..................................................5
      Section 2.1        Purchase of Joint Ventures...............................................................5
      Section 2.2        Purchase of Construction Contracts.......................................................5

Article III PURCHASE PRICE AND CLOSING............................................................................6
      Section 3.1        Closing..................................................................................6
      Section 3.2        Purchase Price...........................................................................6
      Section 3.3        Deposit..................................................................................6

Article IV REPRESENTATIONS AND WARRANTIES OF THE SELLERs..........................................................7
      Section 4.1        Organization.............................................................................7
      Section 4.2        Authorization of Transaction.............................................................7
      Section 4.3        Noncontravention; Consents...............................................................7
      Section 4.4        Title....................................................................................7
      Section 4.5        LIMITATION ON WARRANTIES.................................................................8

Article V REPRESENTATIONS AND WARRANTIES OF THE BUYERS............................................................8
      Section 5.1        Organization.............................................................................8
      Section 5.2        Authorization of Transaction.............................................................8
      Section 5.3        Noncontravention; Consents...............................................................9
      Section 5.4        Litigation...............................................................................9
      Section 5.5        Availability of Funds....................................................................9
      Section 5.6        Accredited Investor......................................................................9
      Section 5.7        LIMITATION ON THE WARRANTIES OF THE SELLERS.............................................10

Article VI COVENANTS.............................................................................................10
      Section 6.1        General.................................................................................10
      Section 6.2        Notices and Consents....................................................................10
      Section 6.3        Transfer Taxes..........................................................................11

Article VII CLOSING CONDITIONS...................................................................................11
      Section 7.1        Conditions to Obligations of the Buyers.................................................11
      Section 7.2        Conditions to Obligations of the Sellers................................................12

Article VIII TERMINATION.........................................................................................12
      Section 8.1        Termination of Agreement................................................................12
      Section 8.2        Effect of Termination...................................................................13
      Section 8.3        Break-Up Fee............................................................................13


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
ARTICLE IX MISCELLANEOUS.........................................................................................13
      Section 9.1        Notices.................................................................................13
      Section 9.2        Expenses; No Offset.....................................................................14
      Section 9.3        Bulk Sales or Transfer Laws.............................................................14
      Section 9.4        Assignment; Successors and Assigns......................................................14
      Section 9.5        Amendment; Waiver.......................................................................15
      Section 9.6        Severability; Specific Performance......................................................15
      Section 9.7        Counterparts............................................................................15
      Section 9.8        Descriptive Headings....................................................................15
      Section 9.9        No Third-Party Beneficiaries............................................................15
      Section 9.10       Entire Agreement........................................................................15
      Section 9.11       Exhibits................................................................................15
      Section 9.12       GOVERNING LAW...........................................................................15
      Section 9.13       Public Announcement.....................................................................16
      Section 9.14       Recitals................................................................................16

                                                                              ii


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                                    EXHIBITS

Exhibit A     AIA Ownership of Joint Ventures
Exhibit B     Construction Contracts
Exhibit C     Personal Property and Equipment
Exhibit D     Construction Contracts -- Assignment and Assumption Agreement
Exhibit E     Joint Ventures -- Assignment and Assumption Agreement
Exhibit F     Personal Property and Equipment -- Bill of Sale

                        JOINT VENTURE PURCHASE AGREEMENT

         This JOINT VENTURE PURCHASE AGREEMENT (this "Agreement") dated as of November ___, 2005 is entered into by and among Arlington Hospitality Development, Inc., an Illinois corporation ("AHD"), Arlington Inns of America, Inc., a Delaware corporation ("AIA" and together with AHD, the "Sellers"), SJB Equities, Inc., an Ohio corporation ("SJBE"), SJB Development, Inc., an Ohio corporation ("SJBD"), and SJB Properties, Inc., an Ohio corporation ("SJBP" and together with SJBE and SJBD, the "Buyers").

         WHEREAS, AIA owns a percentage of the membership interests in Maumee, Ohio 901 Ltd., an Ohio limited liability company ("Maumee"), Rickenbacker 1001 LLC, an Ohio limited liability company ("Rickenbacker"), Weirton 902 LLC, a West Virginia limited liability company ("Weirton") and Columbus Airpointe 804 LLC, an Ohio limited liability company ("Airpointe" and together with Maumee, Rickenbacker and Weirton, the "Joint Ventures"), in each case, as set forth on Exhibit A attached hereto.

         WHEREAS, AHD is a party to certain contracts pertaining to the construction of a hotel for Airpointe, which contracts are set forth on Exhibit B attached hereto (the "Construction Contracts"), and AHD is the owner of certain personal property and equipment being utilized in connection with Airpointe and the Construction Contracts, which personal property and equipment is set forth on Exhibit C attached hereto (the "Personal Property and Equipment").

         WHEREAS, this Agreement contemplates a transaction in which the Buyers will acquire all of the membership interests of AIA in the Joint Ventures, will acquire the rights of, and assume the liabilities of, AHD under the Construction Contracts, and will acquire the Personal Property and Equipment, all on the terms and subject to the conditions set forth in this Agreement.

         WHEREAS, each of the Sellers has filed a voluntary petition in the United States Bankruptcy Court for the Northern District of Illinois, Eastern Division (the "Bankruptcy Court") for relief in a bankruptcy case (collectively, the "Bankruptcy Case") filed under Chapter 11 of Title 11 of the United States Code (the "Bankruptcy Code").

         NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, and for other good and valuable consideration, the value, receipt and sufficiency of which are acknowledged, the Parties hereby agree as follows:

                                   ARTICLE I
                                   DEFINITIONS

         Section 1.1 Definitions. For purposes of this Agreement, the following terms have the meanings set forth below:

         "Affiliates" has the meaning set forth in Rule l2b-2 of the regulations promulgated under the Securities Exchange Act of 1934, as amended.

         "Agreement" has the meaning set forth in the Preamble.

         "AHD" has the meaning set forth in the Preamble.

         "AIA" has the meaning set forth in the Preamble.

         "Airpointe" has the meaning set forth in the Recitals.

         "Alternative Transaction" means the sale, transfer or other disposition of the Construction Contracts and Joint Ventures to a third party unaffiliated with the Buyers, the Sellers or any of their respective Affiliates.

         "Ancillary Documents" means each certificate and other document to be delivered pursuant to ARTICLE VII.

         "Approval Order" means an order from the Bankruptcy Court (i) approving the transactions contemplated by this Agreement pursuant to Section 363 of the Bankruptcy Code, (ii) approving the assignment to and assumption by the Buyers of the Construction Contracts pursuant to Section 365 of the Bankruptcy Code,
(iii) containing findings of fact and rulings that each of the Buyers is a good faith purchaser entitled to the protections of Section 363(m) of the Bankruptcy Code; and (iv) which is otherwise reasonably acceptable to the Buyers.

         "Assignment and Assumption Agreement" has the meaning set forth in
SECTION 7.1(c)(i).

         "Bankruptcy Case" has the meaning set forth in the Recitals.

         "Bankruptcy Code" has the meaning set forth in the Recitals.

         "Bankruptcy Court" has the meaning set forth in the Recitals.

         "Break-Up Fee" has the meaning set forth in SECTION 8.3(a).

         "Buyer Material Adverse Effect" has the meaning set forth in SECTION
5.1.

         "Buyers" has the meaning set forth in the Preamble.

         "Cendant Franchise Agreements" means those certain franchise agreements between one or more of the Sellers and affiliates of Cendant Finance Holding Corporation as set forth on Schedule_1.1.

         "Closing" has the meaning set forth in SECTION 3.1.

         "Closing Date" has the meaning set forth in SECTION 3.1.

         "Construction Contracts" has the meaning set forth in the Recitals.

         "Deposit" has the meaning set forth in SECTION 3.3.

         "Escrow Agent" means Jenner & Block LLP.

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         "Governmental Entity" means the United States, any state or other political subdivision thereof and any other foreign or domestic entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any government authority, agency, department, board, commission, court, tribunal or instrumentality of the United States or any foreign entity, any state of the United States or any political subdivision of any of the foregoing.

         "Joint Ventures" has the meaning set forth in the Recitals.

         "Law" means any applicable federal, state, local or foreign law, statute, common law, rule, regulation, ordinance, permit, order, writ, injunction, judgment or decree of any Governmental Entity.

         "Lien" means any pledge, security interest, charge, claim or other encumbrance.

         "Material Adverse Effect" means any event, change or effect which is materially adverse to the business, operations (including results of operations) or condition (financial or otherwise) of the Joint Ventures taken as a whole; provided, however, that "Material Adverse Effect" will not include, and the determination of the existence of a Material Adverse Effect shall not take into account, any of the following: (a) changes or effects that generally affect the industries in which the Joint Ventures operate, (b) changes in or effects from securities markets or general economic, regulatory or political conditions in the United States not uniquely related to the Sellers or the Joint Ventures (including terrorism or the escalation of any war whether declared or undeclared or other hostilities), (c) changes or effects arising out of, or attributable to, the announcement of the execution of this Agreement, the compliance by the Sellers with their obligations hereunder, the consummation of the transactions contemplated hereby or the identity of the Buyers, (d) changes or effects due to changes in any Laws affecting the Joint Ventures or (e) the failure of the Joint Ventures to meet any internal projections or forecasts.

         "Maumee" has the meaning set forth in the Recitals.

         "1933 Act" has the meaning set forth in SECTION 5.6.

         "Parties" means the Sellers and the Buyers together, and "Party" means the Sellers, on the one hand, or the Buyers, on the other hand, as the case may be.

         "Permitted Liens" means any (a) mechanics', materialmens', trade and similar Liens with respect to amounts not yet due and payable, (b) Liens for Taxes not yet due and payable or the validity of which is being contested in good faith by appropriate proceedings, (c) Liens or imperfections in or failure of title which do not materially interfere with the present use of the assets of the Joint Ventures, and (d) Liens the existence of which would not result in a Material Adverse Effect.

         "Person" means an individual, partnership, limited partnership, corporation, limited liability company, association, joint stock company, trust, joint venture, unincorporated organization or Governmental Entity.

         "Personal Property and Equipment" has the meaning set forth in the Recitals.

         "Purchase Price" has the meaning set forth in SECTION 3.2.

         "Rickenbacker" has the meaning set forth in the Recitals.

         "Sellers" has the meaning set forth in the Preamble.

         "Sellers' Knowledge" means the actual knowledge of James Dale, Stephen Miller, Paul McCarty, Deedee Grammas, Rich Cybulski, and Leon Vainikos.

         "SJBD" has the meaning set forth in the Preamble.

         "SJBE" has the meaning set forth in the Preamble.

         "SJBP" has the meaning set forth in the Preamble.

         "Tax" or "Taxes" means a tax or taxes of any kind or nature, or however denominated, including liability for federal, state, local or foreign income, sales, use, transfer, registration, business and occupation, value added, excise, severance, stamp, premium, windfall profit, customs, duties, real property, personal property, capital stock, social security, unemployment, disability, payroll, license, employee or other withholding, or other tax, of any kind whatsoever, including any interest, penalties or additions to tax or additional amounts in respect to the foregoing, including any transferee or secondary liability for a tax and any liability assumed by agreement or arising as a result of being or ceasing to be a member of any affiliated group, or being included or required to be included in any Tax Return relating thereto.

         "Tax Returns" means, with respect to any Tax, any information return for such Tax, and any return, report, statement, declaration, claim for refund or document filed or required to be filed under the Law for such Tax.

         "Weirton" has the meaning set forth in the Recitals.

         Section 1.2 Construction.

         (a) For purposes of this Agreement, whenever the context requires, the singular number will include the plural, and vice versa, the masculine gender will include the feminine and neuter genders, the feminine gender will include the masculine and neuter genders, and the neuter gender will include the masculine and feminine genders.

         (b) As used in this Agreement, the words "include" and "including," and variations thereof, will not be deemed to be terms of limitation, but rather will be deemed to be followed by the words "without limitation."

         (c) Except as otherwise indicated, all references in this Agreement to "Sections" and "Exhibits" are intended to refer to Sections and Exhibits to this Agreement.

         (d) As used in this Agreement, the terms "hereof," "hereunder," "herein" and words of similar import will refer to this Agreement as a whole and not to any particular provision of this Agreement.

         (e) Each Party hereto has participated in the drafting of this Agreement, which each Party acknowledges is the result of extensive negotiations between the Parties. Consequently, this Agreement will be interpreted without reference to any rule or precept of Law to the effect that any ambiguity in a document be construed against the drafter.

                                   ARTICLE II
                           PURCHASE OF JOINT VENTURES
                           AND CONSTRUCTION CONTRACTS

         Section 2.1 Purchase of Joint Ventures. On the terms and subject to the conditions set forth in this Agreement, at the Closing, the Buyers will purchase from AIA, and AIA will sell, assign, convey and deliver, free and clear of any Liens other than Permitted Liens:

              (i) to SJBE, all of AIA's rights, title and interest in and to its membership interest in Maumee and any other financial obligations of Maumee;

              (ii) to SJBD, all of AIA's rights, title and interest in and to its membership interest in Rickenbacker and Airpointe and any other financial obligations of Rickenbacker and Airpointe; and

              (iii) to SJBP, all of AIA's membership interests in Weirton.

         Section 2.2 Purchase of Construction Contracts.

         (a) On the terms and subject to the conditions set forth in this Agreement, at the Closing, the Buyers will:

              (i) purchase from AHD, and AHD will sell, assign, convey and deliver to the Buyers, the Construction Contracts; and

              (ii) assume and agree to perform only those executory obligations of AHD under the Construction Contracts first incurred and coming due after Closing under the express terms of the Construction Contracts;

         (b) from and after the Seller's acceptance of this Agreement through Closing, no cash disbursements may be made under or related to the Construction Contracts without Buyers' prior written approval, no additional Construction Contracts may be entered into without Buyers' prior written approval, and no change, modification or amendment may be made to any existing Construction Contract without Buyers' prior written approval which shall not be unreasonably withheld.

         Section 2.3 Purchase of Personal Property and Equipment. On the terms and subject to the conditions set forth in this Agreement, at the Closing, the Buyers will purchase from AHD, and AHD will sell, assign, convey and deliver to Buyers, free and clear of any Liens other than Permitted Liens, the Personal Property and Equipment.

                                  ARTICLE III
                           PURCHASE PRICE AND CLOSING

         Section 3.1 Closing. The closing of the transactions contemplated by this Agreement (the "Closing") will occur as promptly as practicable, but in no event more than five business days, following the satisfaction and/or waiver of all conditions to Closing set forth in ARTICLE VII (other than any of such conditions that by its nature is to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions), at the offices of Jenner & Block LLP, One IBM Plaza, Chicago, IL 60611, or at such other place on such other date as the Parties may agree in writing. The date on which the Closing actually occurs will be referred to as the "Closing Date," and the Closing will be deemed effective as of 6:00 p.m., Central time on the Closing Date.

         Section 3.2 Purchase Price.

         (a) Subject to Section 3.2(b) below, on the terms and subject to the conditions set forth in this Agreement, at the Closing, the Buyers will pay and deliver to the Sellers the sum of One Hundred Thousand Dollars ($100,000.00) in cash by wire transfer of immediately available funds to an account or accounts designated by the Sellers (the "Purchase Price").

         (b) Notwithstanding Section 3.2(a) above, the Purchase Price shall be increased to an amount equal to Two Hundred Thousand Dollars ($200,000.00) if, at or prior to Closing, Sellers provide to Buyers evidence that the economic terms of the Cendant Franchise Agreements will be unchanged and unaffected by virtue of this Agreement and the transactions contemplated hereby (including, without limitation, the sale and purchase of the membership interests in Maumee, Rickenbacker, Airpointe, and Weirton); provided that such evidence, in the form of a final order of the Bankruptcy Court or other court of competent jurisdiction or an amendment, modification or supplement to the Cendant Franchise Agreements, or otherwise, must be acceptable to the Buyers in their sole discretion.

         Section 3.3 Deposit. Promptly, but in no event more than two business days after the date hereof, the Buyers shall deliver a certified or cashier's check made payable to the Sellers and drawn on a bank which is reasonably acceptable to the Sellers or a federal wire transfer of immediately available funds, in an amount equal to Fifty Thousand Dollars ($50,000.00), to the Escrow Agent, as an earnest money deposit hereunder (including interest at any time accrued thereon, the "Deposit"). The Deposit shall be held in escrow by the Escrow Agent in a segregated, interest-bearing account of a federally insured commercial bank and disbursed only in accordance with the terms of this Agreement. The Buyers shall pay all costs and expenses associated with the engagement of the Escrow Agent. If the Closing takes place, the Escrow Agent shall deliver the Deposit to the Sellers at the Closing. If this Agreement is terminated or becomes null and void for any reason other than the material breach by any of the Buyers of its obligations hereunder, the Deposit shall be promptly paid within two days to the Buyers. If this Agreement is terminated by the Sellers by reason of the material breach by any of the Buyers of its obligations hereunder, the Deposit shall be paid to the Sellers as liquidated damages and not a penalty with such payment, once received, being Seller's sole and exclusive remedy against the Buyers. Notwithstanding the foregoing in this
SECTION 3.3, the Escrow Agent shall not disburse the Deposit until the earlier to occur of (i) receipt by the Escrow Agent of joint written instructions, signed by the Sellers and the Buyers, or (ii) entry of a final and nonappealable adjudication of the Bankruptcy Court determining which Party is entitled to receive the Deposit. In the event of a dispute between the Parties with respect to the Deposit, the Escrow Agent may deposit the Deposit with the Bankruptcy Court and commence an action to determine the proper disposition of such Deposit.

                                   ARTICLE IV
                  REPRESENTATIONS AND WARRANTIES OF THE SELLERS

         The Sellers represent and warrant to the Buyers as follows:

         Section 4.1 Organization. Each Seller is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation. The Sellers are duly qualified or licensed to do business as a foreign entity and are in good standing in each jurisdiction in which the conduct of their business requires such qualification or license, except where the failure to be so qualified or be so licensed would not reasonably be expected to result in a Material Adverse Effect.

         Section 4.2 Authorization of Transaction. Subject to the entry of the Approval Order, each Seller has all requisite power and authority to execute, deliver and perform this Agreement and each of the Ancillary Documents to which it is a party. Subject to the entry of the Approval Order, this Agreement constitutes, and each of such Ancillary Documents when executed and delivered by such Seller will constitute, a valid and legally binding obligation of such Seller (assuming that this Agreement and such Ancillary Documents constitute valid and legally binding obligations of the other parties thereto), enforceable in accordance with its terms and conditions, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar Laws of general applicability relating to or affecting creditors' rights, or by general equity principles, including principles of commercial reasonableness, good faith and fair dealing.

         Section 4.3 Noncontravention; Consents. Except for the Bankruptcy Court's entry of the Approval Order, no material consent, release, authorization, order or approval of, or filing or registration with, any governmental authority or other person is required for the execution and delivery of this Agreement and the Ancillary Documents to be executed and delivered by the Sellers hereunder and the consummation by the Sellers of the transactions contemplated. Except for the Bankruptcy Court's entry of the Approval Order, neither the execution and delivery by the Sellers of this Agreement and the Ancillary Documents, nor the consummation by the Sellers of the transactions contemplated hereby and thereby, will conflict with or result in a breach of any of the terms, conditions or provisions of the Sellers' respective certificates of incorporation or by-laws, any statute or administrative regulation, or of any order, writ, injunction, judgment or decree of any court or any governmental authority or of any arbitration award, which conflict or breach would reasonably be expected to have a Material Adverse Effect on the Joint Ventures or the transaction contemplated by this Agreement.

         Section 4.4 Title. To the Sellers' Knowledge, AIA has good title to its membership interests in the Joint Ventures, and AHD has good title to the Personal Property and Equipment, free and clear of any Liens other than Permitted Liens.

         Section 4.5 No Defaults. There are no uncured defaults on the part of the Sellers under the Construction Contracts, and no party to any contract set forth on Exhibit B attached hereto is entitled to any cure as that term is used in 11 U.S.C.ss.365(b).

         Section 4.6 LIMITATION ON WARRANTIES. EXCEPT AS EXPRESSLY SET FORTH IN THIS ARTICLE IV OR IN ANY ANCILLARY DOCUMENT, NONE OF THE SELLERS OR ANY AFFILIATE OF THE SELLERS MAKES ANY REPRESENTATION OR WARRANTY OF ANY KIND, EXPRESS OR IMPLIED, AT LAW OR IN EQUITY, IN RESPECT OF ANY OF THE CONSTRUCTION CONTRACTS, JOINT VENTURES, THE MEMBERSHIP INTERESTS THEREOF OR OTHERWISE, OR WITH RESPECT TO ANY INFORMATION PROVIDED TO THE BUYERS, INCLUDING WITH RESPECT TO MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR USE OR PURPOSE. ALL OTHER REPRESENTATIONS OR WARRANTIES ARE HEREBY DISCLAIMED. EXCEPT TO THE EXTENT SPECIFICALLY SET FORTH IN THIS ARTICLE IV OR IN ANY ANCILLARY DOCUMENT, THE SELLERS ARE SELLING, ASSIGNING AND TRANSFERRING THE CONSTRUCTION CONTRACTS AND THE JOINT VENTURES TO THE BUYERS ON AN "AS-IS, WHERE-IS" BASIS.

                                   ARTICLE V
                  REPRESENTATIONS AND WARRANTIES OF THE BUYERS

         The Buyers represent and warrant to the Sellers as follows:

         Section 5.1 Organization. Each Buyer is duly organized, formed or incorporated and validly existing and in good standing under the laws of the state of such organization, formation or incorporation. Each Buyer is duly qualified or licensed to do business as a foreign entity and is in good standing in each jurisdiction where such qualification or license is required, except where the failure to so qualify or be so licensed would not reasonably be expected to adversely affect its ability to consummate the transactions contemplated by, and discharge its obligations under, this Agreement and the Ancillary Documents to which it is a party (a "Buyer Material Adverse Effect"). Each Buyer has all requisite power and authority to carry on its business as currently conducted.

         Section 5.2 Authorization of Transaction. Each Buyer has all requisite power and authority to execute and deliver this Agreement and each of the Ancillary Documents to which it is a party, and to perform its obligations hereunder and thereunder. This Agreement constitutes, and each of the Ancillary Documents executed and delivered by such Buyer constitutes, a valid and legally binding obligation of such Buyer (assuming that this Agreement and such Ancillary Documents will constitute valid and legally binding obligations of the other parties thereto), enforceable in accordance with its terms and conditions, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar Laws of general applicability relating to or affecting creditors' rights or by general equity principles, including principles of commercial reasonableness, good faith and fair dealing.

         Section 5.3 Noncontravention; Consents.

         (a) The execution and delivery by each of the Buyers of this Agreement and the Ancillary Documents to which it is a party, and the consummation by each of the Buyers of the transactions contemplated hereby and thereby, do not: (i) violate any Law to which such Buyer or their respective assets are subject, (ii) conflict with or result in a breach of any provision of such Buyer's organizational or governance documents, or (iii) create a breach, default, termination, cancellation or acceleration of any obligation under any contract, agreement or binding commitment to which such Buyer is a party or by which such Buyer or any of its assets or properties is bound or subject, except for any of the foregoing in the case of CLAUSES (I) and (III), that would not reasonably be expected to result in a Buyer Material Adverse Effect.

         (b) No notices, permits, consents, approvals, authorizations, qualifications or orders of Governmental Entities or third parties are required for the consummation by the Buyers of the transactions contemplated hereby or by the Ancillary Documents, other than such of the foregoing that, if not obtained or made, would not reasonably be expected to result in a Buyer Material Adverse Effect.

         Section 5.4 Litigation. There are no legal, administrative, arbitration or other formal proceedings or governmental investigations pending or, to the knowledge of the Buyers threatened, that question the validity of this Agreement or any of the Ancillary Documents, or any action taken or to be taken by the Buyers in connection with this Agreement or any of the Ancillary Documents, other than such of the foregoing that would not individually or reasonably be expected to result in a Buyer Material Adverse Effect.

         Section 5.5 Availability of Funds. The Buyers have funds available to them sufficient to pay to the Sellers the Purchase Price and to perform all of the obligations of the Buyers pursuant to, and to consummate the transactions contemplated by, this Agreement and each of the Ancillary Documents to which it is a party.

         Section 5.6 Accredited Investor. Each Buyer is an "accredited investor" within the meaning of Section 501(a) of Regulation D under the Securities Act of 1933, as amended (the "1933 Act"). The Buyers have no present plan or intention to sell, transfer, exchange, pledge or otherwise dispose of, or to effect any other transaction which results in a reduction in the risk of ownership of, any of the equity interests in any of the Joint Ventures that the Buyers may acquire. The Buyers understand that (i) the sale of such equity interests is intended to be exempt from registration under the 1933 Act by virtue of Section 4(2) of the 1933 Act or Regulation D promulgated thereunder based in part on the representations and warranties of the Buyers contained herein, (ii) no registration statement relating to the issuance of such equity interests has been or will be filed with the federal Securities Exchange Commission or any state securities commission, and (iii) such equity interests are restricted securities that cannot be resold absent registration under applicable securities Laws or an exemption therefrom. The Buyers are acquiring such equity interests solely for their own account, for investment purposes only and not with a view to the resale or distribution thereof. The Buyers, together with their attorneys, accountants, and/or tax advisors, have such knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of an investment in such equity interests and have had the opportunity to ask questions of, and have received answers to their satisfaction from, the Sellers concerning the Joint Ventures and other matters pertaining to an investment in the membership interests thereof.

         Section 5.7 LIMITATION ON THE WARRANTIES OF THE SELLERS. THE BUYERS HEREBY ACKNOWLEDGE AND AGREE THAT, EXCEPT TO THE EXTENT SPECIFICALLY SET FORTH IN ARTICLE IV, NONE OF THE SELLERS OR THEIR RESPECTIVE AFFILIATES MAKE, and the Buyers are not relying upon, ANY REPRESENTATION OR WARRANTY OF ANY KIND, EXPRESS OR IMPLIED, AT LAW OR IN EQUITY, IN RESPECT OF ANY OF THE CONSTRUCTION CONTRACTS, JOINT VENTURES, MEMBERSHIP INTERESTS THEREOF OR OTHERWISE, OR WITH RESPECT TO ANY INFORMATION PROVIDED TO THE BUYERS, INCLUDING WITH RESPECT TO MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE OR USE, AND THE BUYERS ARE ACQUIRING THE CONSTRUCTION CONTRACTS AND JOINT VENTURES ON AN "AS-IS, WHERE-IS" BASIS.



                                   ARTICLE VI
                                    COVENANTS

         Section 6.1 General. Each of the Parties will use commercially reasonable efforts to take or cause to be taken all actions and to do or cause to be done, as soon as possible, all things necessary, proper or advisable (subject to any Laws) to consummate the Closing and the other transactions contemplated by this Agreement, including the negotiation, execution and delivery of any additional instruments necessary to consummate the transactions contemplated by this Agreement or the Ancillary Documents. Neither of the Parties will, without prior written consent of the other Party, take or fail to take, or permit their respective Affiliates to take or fail to take, any action, which would reasonably be expected to prevent or materially impede, interfere with or delay the consummation, as soon as possible, of the transactions contemplated by this Agreement or the Ancillary Documents; provided that nothing in this SECTION 6.1 will require a Party to cure any breach or inaccuracy with respect to any representation or warranty contained in this Agreement or any Ancillary Documents.

         Section 6.2 Notices and Consents. Prior to the Closing Date, each of the Buyers and the Sellers will use commercially reasonable efforts to give all notices required to be given and to obtain all material consents, approvals or authorizations of any third parties (including any Governmental Entity) that are required to be obtained in connection with the transactions contemplated by this Agreement. In connection with the foregoing, each Party will (a) promptly notify the other Party of any written communication to that Party or its Affiliates from any Governmental Entity and, subject to Law, provide the other Party with a copy of any written communication to any of the foregoing and (b) not participate in any substantive meeting or discussion with any Governmental Entity in respect of any filings, investigation or inquiry concerning the transactions contemplated by this Agreement unless it consults with the other Party in advance and, to the extent permitted by such Governmental Entity, gives the other Party the opportunity to attend and participate thereat, with respect to this Agreement or the Ancillary Documents and the transactions contemplated hereby or thereby. Nothing contained herein will require any Party to pay any consideration (except filing and application fees) to any other Person from whom any such consents, approvals or authorizations are requested.

         Section 6.3 Transfer Taxes. Subject to the Approval Order, the Buyers will pay all Taxes that are required to be paid by reason of the sale, assignment, transfer and delivery of the Construction Contracts and Joint Ventures to the Buyers. The Buyers will timely file all Tax Returns required to be filed in connection with the payment of such Taxes.

                                  ARTICLE VII
                               CLOSING CONDITIONS

         Section 7.1 Conditions to Obligations of the Buyers. The obligations of the Buyers to effect the Closing are subject to the fulfillment or waiver on or before the Closing Date of the following conditions:

         (a) The representations and warranties of the Sellers contained in this Agreement or the Ancillary Documents shall be true and correct in all material respects on the Closing Date as though made on the Closing Date, except for changes therein specifically permitted by this Agreement or the Ancillary Documents, and the Sellers shall have delivered a certificate confirming the foregoing.

         (b) The covenants and agreements contained herein or in any Ancillary Documents to be performed or complied with by the Sellers on or prior to the Closing Date shall have been performed or complied with in all material respects, and the Sellers shall have delivered a certificate confirming the foregoing.

         (c) The Sellers, as applicable, will have delivered to the Buyers:

              (i) a duly executed counterpart of the assignment and assumption agreement (as to the Construction Contracts) in substantially the form attached as Exhibit D (the "Assignment and Assumption Agreement - Construction Contracts"); and

              (ii) a duly executed counterpart of the assignment and assumption of the ownership interests in the Joint Ventures in substantially the form of Exhibit E (the "Assignment and Assumption Agreement - Joint Ventures"); and

              (iii) a duly executed bill of sale as to the Personal Property and Equipment in substantially the form of Exhibit F (the "Bill of Sale - Personal Property and Equipment"); and

              (iv) such other instruments of sale, transfer, conveyance and assignment as the Buyers may reasonably request to effect the transactions contemplated thereby.

         (d) The Bankruptcy Court shall have entered the Approval Order.

         (e) The Approval Order shall have become final and nonappealable; provided, however, that at the Buyers' sole option, the Closing may occur at any time after the entry of the Approval Order by the Bankruptcy Court and prior to the time it shall become final and nonappealable.

         Section 7.2 Conditions to Obligations of the Sellers. The obligations of the Sellers to effect the Closing are subject to the fulfillment or waiver on or before the Closing Date of the following conditions:

         (a) The representations and warranties of the Buyers contained in this Agreement or the Ancillary Documents shall be true and correct in all material respects on the Closing Date as though made on the Closing Date, except for changes therein specifically permitted by this Agreement or the Ancillary Documents, and the Buyers shall have delivered a certificate confirming the foregoing.

         (b) The covenants and agreements contained herein or in any Ancillary Document to be performed or complied with by the Buyers on or prior to the Closing Date shall have been performed or complied with in all material respects and the Buyers shall have delivered a certificate confirming the foregoing.

         (c) The Buyers shall have delivered to the Sellers:

              (i) the Purchase Price in cash by wire transfer of immediately available funds to the account or accounts designated by the Sellers;

              (ii) the Assignment and Assumption Agreement - Construction Contracts, duly executed by the Buyers; and

              (iii) the Assignment and Assumption Agreement - Joint Ventures, duly executed by Buyers; and

              (iv) such other instruments of sale, transfer, conveyance and assignment as the Sellers may reasonably request to effect the transactions contemplated thereby.

         (d) The Bankruptcy Court shall have entered the Approval Order.

                                  ARTICLE VIII
                                   TERMINATION

         Section 8.1 Termination of Agreement. This Agreement may be terminated at any time prior to Closing:

         (a) by the mutual written consent of the Sellers and the Buyers;

         (b) by written notice from the Sellers or the Buyers if any court of competent jurisdiction or governmental body, authority or agency having jurisdiction shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the transactions as a whole contemplated by this Agreement and such order, decree, ruling or other action shall have become final and nonappealable;

         (c) by the Sellers, in the event any of the conditions set forth in
SECTION 7.2 have not been met, satisfaction of such condition is impossible and such condition has not been waived in writing by the Sellers; provided that the right to terminate this Agreement under this

SECTION 8.1(c) shall not be available to the Sellers if the failure of such condition to be met was primarily caused by the breach of this Agreement by the Sellers;

         (d) by the Buyers, in the event any of the conditions set forth in
SECTION 7.1 have not been met, satisfaction of such condition is impossible and such condition has not been waived in writing by the Buyers; provided that the right to terminate this Agreement under this SECTION 8.1(D) shall not be available to the Buyers if the failure of such condition to be met was primarily caused by the breach of this Agreement by the Buyers;

         (e) by either Party, if Closing has not occurred by January 31, 2006; provided, however, that the right to terminate this Agreement under this SECTION 8.1(E) shall not be available to a Party if the failure of the Closing to occur on or prior to such date was primarily caused by a breach of this Agreement by such Party; and

         (f) by the Sellers, if the Bankruptcy Court approves a higher or better offer for any of the Construction Contracts and/or Joint Ventures.

         Section 8.2 Effect of Termination. If any Party terminates this Agreement pursuant to SECTION 8.1 above, all of the unperformed obligations of the Parties hereunder shall terminate without any liability of any Party to such other Party; provided that nothing herein shall relieve any Party from any liability for any breach of this Agreement.

         Section 8.3 Break-Up Fee.

         (a) In the event (i) this Agreement is terminated by the Sellers at a time when the Buyers are not in breach of this Agreement and (ii) the Sellers within one year thereafter consummate an Alternative Transaction with an unaffiliated third party, the Sellers shall pay to the Buyers the sum of Fifty Thousand Dollars ($50,000.00) (the "Break-Up Fee").

         (b) The payment of the Break-Up Fee shall be made by wire transfer of immediately available funds on the fifth business day following the later of (i) consummation of the Alternative Transaction and (ii) receipt by the Sellers of reasonable documentation detailing the amount of Break-Up Fee due.

                                   ARTICLE IX
                                  MISCELLANEOUS

         Section 9.1 Notices. Any notice, request, instruction or other document to be given hereunder will be sent in writing and delivered personally, sent by reputable, overnight courier service (charges prepaid), sent by registered or certified mail, postage prepaid, or by facsimile, according to the instructions set forth below. Such notices will be deemed given: at the time delivered by hand, if personally delivered; one business day after being sent, if sent by reputable, overnight courier service; at the time received, if sent by registered or certified mail; and at the time when confirmation of successful transmission is received by the sending facsimile machine, if sent by facsimile.

If to any Seller:                                             Arlington Hospitality, Inc.
                                                              2355 S. Arlington Heights Rd.
                                                              Arlington Heights, IL 60005
                                                              Attention:  Leon Vainikos
                                                              Facsimile No.:  (847) 228-5422

With a copy (which will not constitute notice) to:            Jenner & Block LLP
                                                              One IBM Plaza
                                                              Chicago, IL  60611-7603
                                                              Attention:  Catherine Steege
                                                              Facsimile No.:  (312) 840-7352

If to any Buyer:                                              SJB Companies
                                                              124 Longview Heights
                                                              Athens, OH 45701
                                                              Attention: Jack Bortle
                                                              Facsimile No.: (740) 592-5529


With a copy (which will not constitute notice) to:            Sachnoff & Weaver, Ltd.
                                                              10 South Wacker Drive
                                                              40th Floor
                                                              Chicago, IL 60606
                                                              Attention.: Stephen Bobo
                                                              Facsimile No.: (312) 207-6400


or to such other address or to the attention of such other party that the recipient party has specified by prior written notice to the sending party in accordance with the preceding.

         Section 9.2 Expenses; No Offset. Except as expressly provided in this Agreement, each of the Buyers and the Sellers, and their respective Affiliates, will bear their respective costs and expenses (including legal, accounting and investment banking fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby, whether or not such transactions are consummated. No Party may make any offset against amounts due to any other Party pursuant to this Agreement, the Ancillary Documents or otherwise.

         Section 9.3 Bulk Sales or Transfer Laws. The Sellers shall obtain, in the Approval Order, a provision waiving compliance by the Sellers and the Buyers with the provisions of any bulk sales laws that may be applicable to the transactions contemplated by this Agreement.

         Section 9.4 Assignment; Successors and Assigns. Neither this Agreement nor any of the rights, interests or obligations provided by this Agreement may be assigned by either Party (whether by operation of Law or otherwise) without the prior written consent of the other Party, provided, however, that the Buyers may assign their rights under this Agreement to one or more of its Affiliates, but no such assignment shall relieve the Buyers of any of its obligations under this Agreement. Subject to the preceding sentence and except as otherwise expressly provided herein, this Agreement will be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns.

         Section 9.5 Amendment; Waiver. This Agreement may be amended by a written instrument executed and delivered by the Sellers and the Buyers. At any time prior to the Closing, the Parties may extend the time for performance of or waive compliance with any of the covenants or agreements of the other Party to this Agreement, and may waive any breach of the representations or warranties of such other Party. No agreement extending or waiving any provision of this Agreement will be valid or binding unless it is in writing and is executed and delivered by or on behalf of the Party against which it is sought to be enforced.

         Section 9.6 Severability; Specific Performance. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under Law, but if any provision of this Agreement is held to be prohibited by or invalid under Law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement. Each Party acknowledges and agrees that the other Party may be irreparably damaged if any provision of this Agreement is not performed in accordance with its terms or otherwise is breached. Accordingly, each Party agrees that the other Party may be entitled, subject to a determination by a court of competent jurisdiction, to injunctive relief to prevent any such failure of performance or breach and to enforce specifically this Agreement and any of the terms and provisions hereof.

         Section 9.7 Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all such counterparts taken together will constitute one and the same Agreement.

         Section 9.8 Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and will not constitute a part of this Agreement.

         Section 9.9 No Third-Party Beneficiaries. This Agreement will not confer any rights or remedies upon any Person or entity other than the Parties hereto, their respective successors and permitted assigns.

         Section 9.10 Entire Agreement. This Agreement and the Ancillary Documents collectively constitute the entire agreement among the Parties and supersede any prior and contemporaneous understandings, agreements or representations by or among the Parties, written or oral, that may have related in any way to the subject matter hereof.

         Section 9.11 Exhibits. The Exhibits attached to this Agreement are made a part of this Agreement as if set forth fully herein.

         Section 9.12 GOVERNING LAW. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS, WITHOUT GIVING EFFECT TO ANY LAW OR RULE THAT WOULD CAUSE THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF ILLINOIS TO BE APPLIED.

         Section 9.13 Public Announcement. Neither Party will issue any press release or public announcement relating to the subject matter of this Agreement prior to the Closing without the prior written consent of the other Party, provided that either Party may make any public disclosure it believes in good faith is required by Law, including all necessary disclosures in the Bankruptcy Case or any listing agreement concerning its publicly-traded securities, in which case the disclosing Party will use its commercially reasonable efforts to advise the other Party prior to making such disclosure.

         Section 9.14 Recitals. The Recitals are made part of this Agreement as if set forth fully herein.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the Parties have duly executed and delivered this Agreement on the date first written above.

                                         THE SELLERS:

                                         ARLINGTON HOSPITALITY DEVELOPMENT, INC.

                                         By:
                                            ------------------------------------
                                         Name:
                                              ----------------------------------
                                         Title:
                                               ---------------------------------



                                         ARLINGTON INNS OF AMERICA, INC.

                                         By:
                                            ------------------------------------
                                         Name:
                                              ----------------------------------
                                         Title:
                                               ---------------------------------



                                         THE BUYERS:

                                         SJB EQUITIES, INC.

                                         By:
                                            ------------------------------------
                                                       Jack A. Bortle
                                                         President


                                         SJB DEVELOPMENT, INC.

                                         By:
                                            ------------------------------------
                                                       Jack A. Bortle
                                                         President


                                         SJB PROPERTIES, INC.

                                         By:
                                            ------------------------------------
                                                       Jack A. Bortle
                                                         President

                                  SCHEDULE 1.1


                          Cendant Franchise Agreements



AMERIHOST INN & SUITES (TOLEDO/MAUMEE)

Franchise Agreement dated as of December 19, 2000

AMERIHOST INN & SUITES (COLUMBUS AT RICKENBACKER) Franchise Agreement dated as of December 21, 2000

AMERIHOST INN & SUITES (WEIRTON) Franchise Agreement dated as of October 11,
2002.

AMERIHOST INN & SUITES (AT PORT COLUMBUS AIRPORT) Franchise Agreement dated as of _______________, 200__.

                                                                         11/9/05
                                                                       Exhibit A




                         AIA OWNERSHIP OF JOINT VENTURES


-------------------------------------------------------------------------------------------------------------------
                                         Investor                  Property                    Property
           Investor                 Ownership Interest              Name                       Address
-------------------------------------------------------------------------------------------------------------------

Arlington Inns of America,      12.5% ownership interest     AmeriHost Inn & Suites       6425 Kit Lane
Inc.                            as Manager Member of LLC     Toledo/Maumee                Maumee, OH 43537
                                and 12.5% Other Member
                                 Interest in LLC
-------------------------------------------------------------------------------------------------------------------
Arlington Inns of America,      12.5% ownership interest     AmeriHost Inn & Suites       2323 Port Road
Inc.                            as Manager Member of LLC     Columbus at Rickenbacker     Columbus, OH 43219
                                and 12.5% Other Member
                                 Interest in LLC
-------------------------------------------------------------------------------------------------------------------
Arlington Inns of America,      16.67% ownership interest    AmeriHost Inn & Suites       1 AmeriHost Drive
Inc.                            as Manager Member of LLC     Weirton                      Weirton, WV 26062
                                and 13.75% Other Member
                                 Interest in LLC
-------------------------------------------------------------------------------------------------------------------
Arlington Inns of America,      11.44% ownership interest    AmeriHost Inn & Suites at    1450 Airpointe Drive
Inc.                            as Manager Member of LLC     Port Columbus Airport        Columbus, OH 43219
                                and 17.14% Other Member
                                 Interest in LLC
-------------------------------------------------------------------------------------------------------------------

                                                                       EXHIBIT B

                             CONSTRUCTION CONTRACTS


1. Agreement dated as of May 23, 2005, by and between Arlington Hospitality Development, Inc. and A-Anytime Plumbing for plumbing services.

2. Agreement dated as of May 31, 2005, by and between Arlington Hospitality Development, Inc. and Allied Roofing, Inc. for gutters/roof/downspouts.

3. Agreement dated as of May 31, 2005, by and between Arlington Hospitality Development, Inc. and Anthony Irrigation for irrigation services.

4. Agreement dated as of June 2, 2005, by and between Arlington Hospitality Development, Inc. and Bryan Electric, Inc. for electrical services.

5. Agreement dated as of July 28, 2005, by and between Arlington Hospitality Development, Inc. and Cheugh & Schlegel, Inc. for steel columns.

6. Agreement dated as of June 2, 2005, by and between Arlington Hospitality Development, Inc. and D&E Construction for concrete/footers.

7. Agreement dated as of June 2, 2005, by and between Arlington Hospitality Development, Inc. and European Craft Construction for EFIS.

8. Agreement dated as of May 23, 2005, by and between Arlington Hospitality Development, Inc. and FFE Hotel Interiors for FFE installation.

9. Agreement dated as of May 23, 2005, by and between Arlington Hospitality Development, Inc. and Guerrero's Drywall for drywall installation.

10. Agreement dated as of May 31, 2005, by and between Arlington Hospitality Development, Inc. and Hardware Resources, Inc. for hardware packaging.

11. Agreement dated as of May 31, 2005, by and between Arlington Hospitality Development, Inc. and Harry Wolsky Stair Builders for stair packaging.

12. Agreement dated as of May 23, 2005, by and between Arlington Hospitality Development, Inc. and Installed Building Products, Inc. dba Edwards, Mooney & Moses for insulation services.

13. Agreement dated as of June 3, 2005, by and between Arlington Hospitality Development, Inc. and Loran Dowling for beam insulation.

14. Agreement dated as of May 10, 2005, by and between Arlington Hospitality Development, Inc. and NBN Services for sprinklers.

15. Agreement dated as of May 31, 2005, by and between Arlington Hospitality Development, Inc. and R&N Components for trusses and wall panels.

16. Agreement dated as of May 31, 2005, by and between Arlington Hospitality Development, Inc. and R&N Components for lumber packaging.

17. Agreement dated as of May 6, 2005, by and between Arlington Hospitality Development, Inc. and Rayco Excavating Company for sitework/excavating services.

18. Agreement dated as of May 31, 2005, by and between Arlington Hospitality Development, Inc. and Roger Young for acoustic ceilings.

19. Agreement dated as of May 31, 2005, by and between Arlington Hospitality Development, Inc. and Sunrise Pool Builders for pool/spa services.

20. Agreement dated as of May 19, 2005, by and between Arlington Hospitality Development, Inc. and Timberweld for glued laminated beams.

21. Agreement dated as of August 16, 2005, by and between Arlington Hospitality Development, Inc. and Tolliver & Curl Paving Contractors, Inc. for asphalt.

22. Agreement dated as of May 31, 2005, by and between Arlington Hospitality Development, Inc. and Tri-Con Lightweight Flooring for gycprete.

23. Agreement dated as of May 16, 2005, by and between Arlington Hospitality Development, Inc. and Trus Joint for floor joists.

24. Agreement dated as of May 31, 2005, by and between Arlington Hospitality Development, Inc. 804 LLC and USA Direct, Inc. for windows.

25. Golden Trowec Masonry Agreement dated as of September 13, 2005, by and between Arlington Hospitality Development, Inc. 804 LLC and Black and Stone for nectar, supply and installation

26. Agreement dated as of October 5, 2005, by and between Arlington Hospitality Development, Inc. 804 LLC and I Con Construction for carpeting.

27. Agreement dated as of September 12, 2005, by and between Arlington Hospitality Development, Inc. 804 LLC and Precise Custom Millwork, Inc. for cabinets and countertops.

28. Agreement dated as of September 6, 2005, by and between Arlington Hospitality Development, Inc. 804 LLC and Richardson Glass Service for doors and windows.

29. Agreement dated as of October 11, 2005, by and between Arlington Hospitality Development, Inc. 804 LLC and Sign Resource for exterior signage.

30. Franchise Agreement dated as of December 29, 2005 by and between Arlington Inns of America, Inc. and AmeriHost Franchise Systems, Inc.

31. Agreement dated as of April 6, 2005, by and between Arlington Hospitality Development, Inc. and Columbus Airpointe 804 LLC for the project known as Columbus Airport.

                                                                       EXHIBIT C





                         PERSONAL PROPERTY AND EQUIPMENT



            The following personal property and equipment utilized in
              relation to Airpointe and the Construction Contracts:


1ea. Hewlett Packard Model #500 DesignJet plotter.

1ea. Hewlett Packard Model #3380 LaserJet Fax/Printer.

1ea. Hewlett Packard Model#2100TN LaserJet printer.

3ea. Dell Model D610 Laptop Computers.

2ea. Dell Model GX270 Workstations

1ea. Viewsonic Model G220f 20" Color Monitor (Architect)

Hewlett Packard Model#880C DeskJet printer.

1ea. Canon Model P1212-DH Desktop Calculator.

1ea. Casio Model# HR150LC Desktop Calculator.

                                                                       EXHIBIT D

          ASSIGNMENT AND ASSUMPTION AGREEMENT - CONSTRUCTION CONTRACTS



         This ASSIGNMENT AND ASSUMPTION AGREEMENT dated as of _____________, is entered into by and among Arlington Hospitality Development, Inc., an Illinois corporation ("AHD"), and [___________________], an Ohio corporation, ("[___________]") to effectuate the transactions set forth in the Asset Purchase Agreement dated November ___, 2005 by and among AHD and certain of its Affiliates and ______________ and certain of its Affiliates (the "Agreement"). Capitalized terms not defined herein shall have the meanings ascribed to them in the Agreement.

         FOR GOOD AND VALUABLE CONSIDERATION as set forth in the Agreement, the receipt and sufficiency of which are hereby acknowledged, effective as of the date hereof, AHD hereby sells, transfers, assigns, conveys and delivers to [_______________], its successors and assigns, forever, all of AHD's right, title and interest in and to the Construction Contracts, and hereby assigns, transfers and delegates to [_______________] all of the obligations of AHD under the Construction Contracts. [_______________] hereby assumes and agrees to pay, discharge and perform when due, all of the obligations of AHD under the Construction Contracts.

         This Assignment and Assumption Agreement is subject to all of the representations, warranties, covenants, exclusions and indemnities set forth in the Agreement, all of which are incorporated herein by reference. In the event of any conflict or inconsistency between the terms of this Assignment and Assumption Agreement and the terms of the Agreement, the terms of the Agreement will prevail. Nothing contained herein will be deemed to alter, modify, expand or diminish the terms and provisions of the Agreement.


                                    * * * * *

         IN WITNESS WHEREOF, the Parties have duly executed and delivered this Agreement on the date first written above.


                                         ARLINGTON HOSPITALITY DEVELOPMENT, INC.

                                         By:
                                            ------------------------------------
                                         Name:
                                              ----------------------------------
                                         Title:
                                               ---------------------------------



                                         [-------------------------------------]



                                         By:
                                            ------------------------------------
                                         Name:
                                              ----------------------------------
                                         Title:
                                               ---------------------------------

                                                                       EXHIBIT E



              ASSIGNMENT AND ASSUMPTION AGREEMENT -- JOINT VENTURES

         This ASSIGNMENT AND ASSUMPTION AGREEMENT dated as of _____________, is entered into by and among Arlington Inns of America, Inc., a Delaware corporation ("AIA"), and [___________________], a[n]
________________________________ ("[___________]") to effectuate the transactions set forth in the Asset Purchase Agreement dated November ___, 2005 by and among AIA and certain of its Affiliates and [______________] and certain of its Affiliates (the "Agreement"). Capitalized terms not defined herein shall have the meanings ascribed to them in the Agreement.

         FOR GOOD AND VALUABLE CONSIDERATION as set forth in the Agreement, the receipt and sufficiency of which are hereby acknowledged, effective as of the date hereof, AIA hereby sells, transfers, assigns, conveys and delivers to [_______________], its successors and assigns, forever, all of AIA's right, title and interest in and to its membership interest in ____________________, LLC, a[n] _______________ limited liability company, and directs that all further distributions of profits, income and return of contributions on account of such membership interest be paid to [________________]. [_____________________] hereby accepts said membership interest and assumes and agrees to be bound by all of the obligations of AIA with respect thereto.

         This Assignment and Assumption Agreement is subject to all of the representations, warranties, covenants, exclusions and indemnities set forth in the Agreement, all of which are incorporated herein by reference. In the event of any conflict or inconsistency between the terms of this Assignment and Assumption Agreement and the terms of the Agreement, the terms of the Agreement will prevail. Nothing contained herein will be deemed to alter, modify, expand or diminish the terms and provisions of the Agreement.


                                    * * * * *

         IN WITNESS WHEREOF, the Parties have duly executed and delivered this Agreement on the date first written above.


                                         ARLINGTON INNS OF AMERICA, INC.


                                         By:
                                            ------------------------------------
                                         Name:
                                              ----------------------------------
                                         Title:
                                               ---------------------------------


                                         [-------------------------------------]


                                         By:
                                            ------------------------------------
                                         Name:
                                              ----------------------------------
                                         Title:
                                               ---------------------------------

                                                                       EXHIBIT F


                 BILL OF SALE - PERSONAL PROPERTY AND EQUIPMENT



         FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged, as of ______________________, 200__, Arlington Hospitality Development, Inc., an Illinois corporation ("AHD"), does hereby sell, transfer, assign, convey and deliver to [______________________] a[n] ________________, pursuant to the terms of that certain Joint Venture Purchase Agreement dated as of November __, 2005 by and among AHD and certain of its Affiliates and ______________ and certain of its Affiliates (the "Agreement"), all of AHD's right, title and interest in and to the Personal Property and Equipment, as defined in the Agreement. Capitalized terms not defined herein shall have the meanings ascribed to them in the Agreement

         This Bill of Sale is subject to all of the representations, warranties, covenants, exclusions and indemnities set forth in the Agreement, all of which are incorporated herein by reference. In the event of any conflict or inconsistency between the terms of this Bill of Sale and the terms of the Agreement, the terms of the Agreement will prevail. Nothing contained herein will be deemed to alter, modify, expand or diminish the terms and provisions of the Agreement.

         IN WITNESS WHEREOF, AHD has duly executed and delivered this Bill of Sale on the date first written above.


                                         ARLINGTON HOSPITALITY DEVELOPMENT, INC.


                                         By:
                                            ------------------------------------
                                         Name:
                                              ----------------------------------
                                         Title:
                                               ---------------------------------